U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018 (May 1, 2018)

MTGE Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 1, 2018, MTGE Investment Corp. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Bethesda, Bethesda, Maryland 20814 at 9:00 a.m. (ET). The record date for the Annual Meeting was March 8, 2018. As of the record date, a total of 45,797,687 shares of the Company’s common stock, par value $0.01 (“Common Stock”), were entitled to vote at the Annual Meeting. There were 39,047,812 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders and the final voting results of each such proposal.

1.    Election of Directors. The Company’s common stockholders voted to elect four (4) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Gary D. Kain	25,543,992	2,376,797	71,646	11,055,376
Julia L. Coronado	22,922,306	2,649,704	2,420,425	11,055,376
Robert M. Couch	23,004,860	2,563,052	2,424,523	11,055,376
Randy E. Dobbs	23,018,930	2,549,815	2,423,690	11,055,376

2.    Executive Compensation. The Company’s common stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on executive compensation.

For	Against	Abstain	Non Votes
27,220,257	514,220	257,958	11,055,376

3.    Ratification of appointment of Ernst & Young LLP. The Company’s common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2018.

For	Against	Abstain	Non Votes
38,591,848	343,465	112,498	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTGE INVESTMENT CORP.
Dated: May 2, 2018	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack Senior Vice President, Chief Compliance Officer and Secretary